Exhibit 3.58

EXEMPTED Company Registered and filed as No. 323883 On 12-Jun-2017 Assistant Registrar Auth Code: B45505904717 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 323883 On 12-Jun-2017 Assistant Registrar Auth Code: B45505904717 www.verify.gov.ky